Exhibit 10.4

foreclosure.com (TM)

By clicking on the "I Agree and Understand" button on the Foreclosure.com Revenue Share Program's On-Line INTERNET LINK AGREEMENT Registration Form you are telling us that all information in your Registration Form is true and correct and that you have read this Agreement, understand all terms and conditions, and agree to be legally bound by them.

"You" or "Your" means the applicant. "We" or "Our" or "Us" means
Foreclosure.com. "Our site" means Foreclosure.com, and "your site" means your Web site or sites that you link to our site(s). "Program" means the Foreclosure.com Revenue Share Program, of which the purpose is to generate revenue for you by promoting products and or services featured on our site(s).

CURRENT AND FUTURE SITE ACCEPTABILITY
We reserve the right to not accept any sites that have, in our sole opinion, any controversial or unacceptable content such as, but not limited to, sites that promote, contain or link to: violence or hatred; terrorist activities of any kind; criminal or illegal activities; sexually explicit material; discrimination based on race, color, sex, religion, nationality, disability, sexual orientation or age; libelous, defamatory, disparaging, obscene, offensive or other content that we deem inappropriate; material that infringes on trademark, copyright or patent rights of another party. You agree that such content is not permitted, now or in the future, and is cause for immediate termination of this agreement and forfeiture of any and all monies earned but not yet paid.

INDEPENDENT CONTRACTOR
You and we are independent contractors in this agreement. Either party, and its agents and employees, are not partners, agents, representatives, joint venturers or employees of the other party. You have no authority to make or accept any offer on our behalf. You will not do or say anything to contradict this independent contractor relationship.

OUR RESPONSIBILITIES
We agree to furnish you access to our site(s) through links furnished by us. We will provide you with all advertising banners, text or other appropriate icons to be linked to our site(s). You may use your own banners, icons or methods of delivering consumers to our site(s) only upon prior written approval by us.

We will maintain our site(s) on our server(s). We retain the right to make changes to our site(s) as deemed necessary by us at our sole discretion and without any advance notice. We will provide accurate daily tracking of all traffic and or business generated for us by your assigned links to our site(s). We will provide you with monthly results of your traffic and or business generated.

YOUR RESPONSIBILITIES
You agree to display our links prominently on your site. You agree to follow any instructions or guidelines we provide for using links. You agree to cooperate fully with us to ensure that each link is maintained and used according to our requirements. At least once a month, you agree to check links to us to ensure that each link to us you use on your site is up-to-date and in the proper format. You agree to promptly substitute a link with any new link we may provide from time to time. You will not alter, modify or expand a link to us in any way without our prior approval. You agree that, to the best of your knowledge and control, all applications submitted through your links will be completed and submitted by the same person whose name is on the application (we can not accept applications from a "third" party). You agree that, at our sole discretion and without advance notice, we may monitor your site at any time as often as we wish to determine if you are using links to us properly and to determine if you are complying with the terms of this Agreement. You will not use any of our trademarks, service marks and/or copyrights with respect to any advertising undertaken with your site. This includes but is not limited to purchasing keywords, inserting meta-tags, inserting graphics; or using urls. in a means to market your site which in any way contain the same or similar text or references as to our trademarks, service marks or copyrights.

Affiliates may not use the urls., trademarks, copyrighted materials or unique content from the www.foreclosure.com website for purposes of advertising the affiliate website, in purchasing/bidding for keywords; or conducting any other content based marketing or advertising for the affiliate website. This includes the use in meta-tags, or other embedded advertising or search engine optimization. Violation of this provision shall be cause for the immediate termination of any affiliate relationship and the cessation of any payments due under the affiliate agreement herein.

You agree to accept e-mail and other correspondence from us at the email and or mail address you provide us on your Registration Form. You agree to keep us advised and up to date on any and all changes that may be necessary as to the information contained on the Foreclosure.com Revenue Share Program On-Line INTERNET LINK AGREEMENT Registration Form. You agree that if you advise us that you no longer wish to receive e-mail from us then this agreement will be considered terminated.

You agree that unsolicited e-mail (spamming) the violation of the "Can-Spam Act" or any other federal, state or local law and/or other generally unacceptable forms of marketing and/or any marketing techniques, methods or approaches that are done directly or indirectly promoting our products and or services and are not pre-approved by us are not permitted. You agree that we are the sole authority to determine if any unapproved marketing you do for us directly or indirectly is "generally unacceptable" or is considered "spamming". You agree that you will not engage in any form of unauthorized, illegal or impermissible telemarketing or contact anyone on the FTC "Do not Call List" with respect to any activity concerning your site.

You agree that your failure to follow any and all terms of this agreement allows us, at our sole discretion, to immediately terminate this agreement without further payment of any kind.

WE WILL PAY YOU
Compensation which is earned and actually collected on accounts originating from transactions received through your links shall be paid monthly less any costs or fees of any kind including interchange fees, processing fees, credit card fees, ACH fees, charge-backs, reversals, returns, and any other item which reduces or otherwise changes the amount earned or received by us. We may at our sole option add, modify or terminate said compensation addendum based upon available programs costs or fees without further notice. You are responsible to periodically check the compensation schedule posted for any changes and the terms of any affiliate arrangement. In the event that we must refund to customers any funds which form a portion of any revenue paid to you for any reason, such amount will be deducted from the following month's compensation unless otherwise stated or in the vent there is a default or no further compensation is due. If we later recover such refund, in whole or in part, the compensation so refunded shall be paid to you in proportion to the extent of the balance recovered. The provisions of this section shall survive any termination of this agreement.

REVENUE SHARING RATES
Subject to this Agreement's terms and conditions, Foreclosure.com will pay Affiliate a commission ("Commission Fees") based on the percentage of monies Foreclosure.com actually receives from Customers, less costs and fees noted hereinabove for each monthly membership purchased through the Affiliate Link Path. Any cancellations, refunds and/or charge backs that occurred during the month will be deducted accordingly from the monthly proceeds. Commission Fees for each product will be paid at the rates set forth immediately below. No Commission Fees will be paid for any fees that are generated through goods and or services that are sold through any co-branded website.

25% of each subscriber fee collected.

PAYMENT SCHEDULE
Foreclosure.com will pay Affiliate its Commission Fees, less any taxes Foreclosure.com is required to withhold by law, and less any costs and expenses referenced above, no later than thirty (30) days following the end of each calendar month. The Commission Fees will be paid in the form of a check, and mailed to Affiliate at the address set forth in the Foreclosure.com on-line application. In the event the Affiliate's Commission Fees for any given month are one hundred dollars ($100) or less, Foreclosure.com will retain the Commission Fees until such time as the Commission Fees exceed one hundred dollars ($100), and pay these commissions no later than 30 days at the end of the subject month or within 30 days of the termination of this agreement. Additionally, payment shall only be made for direct linked referrals through an advertisement creative hosted by Affiliate. In the event that a customer signs up through an advertisement and subsequently cancels the subscription and thereafter directly re-signs as a subscriber, not through Affiliate's site, no further commission will be paid to Affiliate.

REPRESENTATIONS AND WARRANTIES
You represent to us that you have the authority to enter into this Agreement, that you are licensed (to the extent required by law) to do business and to carry out your obligations in this Agreement, and that, to your knowledge, there is nothing that would prevent or threaten your ability to perform your obligations in this agreement. You further represent that you are the owner of your url. and/or website content and that you have the authority to enter into this transaction and no third-party is required to give permission or consent to this agreement. Any misrepresentation of the requirements contained in this section shall result in immediate termination and no further Commission Fees being paid. You have independently evaluated the desirability of participating in the program and you are not relying on any representation, guarantee or assurance other than as stated in this agreement.

CHANGES
We may change, modify, add or delete any term or condition of this Agreement (collectively a "Change"), at any time and at our sole discretion, by e-mailing to you or by posting on our site the Change, effective on the date we specify. Changes may relate to, for example, the scope or type of Commissions, the Commission payment schedule, payment procedures and Program rules. IF ANY CHANGE IS UNACCEPTABLE TO YOU, YOU MAY TERMINATE THIS AGREEMENT. YOUR CONTINUED PARTICIPATION IN THE PROGRAM AFTER WE GIVE WRITTEN NOTICE OF A CHANGE BY EMAIL OR POSTING THE CHANGE ON OUR WEB SITE WILL CONSTITUTE YOUR BINDING ACCEPTANCE OF THE CHANGE.

WARRANTY DISCLAIMERS
Our site is provided as is, without any express or implied warranty of any kind with respect to our program, the links or our system(s), policies or procedures, including, without limitation, warranties of fitness, merchantability or non-infringement of intellectual property. In addition, we make no representation or warranty that the operation of our site will be uninterrupted or error free, and we will not be liable for any interruptions, downtime or errors including those caused by severe weather, power interruptions or similar situations affecting those providing information and data to us. We cannot be held liable for the accuracy of, or errors in, the reports, data or information we use from others or from the failure of others to provide reports, although we will make all reasonable efforts to assure such reports are accurate and timely to the best of our ability. We do not represent or warrant that all geographical areas are covered by the content of the website and all information and material is provided to customers "AS IS" and "WHERE IS" We may at any time directly or indirectly solicit new customers on terms that may differ from those in this agreement or from those in effect at the time of this agreement. We may operate web sites that are similar to or compete with your site.

We may at any time directly or indirectly solicit new customers on terms that may differ from those in this agreement or from those in effect at the time of this agreement. We may operate web sites that are similar to or compete with your site.

EXCLUSIVITY
During the term, We shall be the exclusive provider of real estate Foreclosure Information in electronic format within the Affiliate private label website. Licensee-Vendor shall not provide Foreclosure Information, or comparative data of any kind from any other source on the private label website. Affiliate shall not include a link to any competitor of from any web page of Licensee-Vendor or the private label website. In the event that Licensee-Vendor breaches this provision any obligation to pay residual, pending or any other fees under the revenue share program herein shall immediately cease and the same shall constitute liquidated damages agreed between the parties as compensation to us for failing to abide by this provision.

CONFIDENTIALITY
Without prior written consent, you will not use or share with any third party any information relating to the number, percentage or type of visitors on your site that follow a link to our site(s) without limitation. You will not provide any party access to the affiliate portion of Our site or provide passwords or other affiliate access tools. You will not disclose or share with any third party the amount of compensation paid to you under this agreement. This provision will survive termination of this agreement.

INDEMNIFICATION
We agree to hold harmless you and you agree to hold harmless us from any and all loss, damage, liability, claims or causes of action in any way resulting from any acts or omissions of either us or you in connection with or in any way related to this agreement. This mutual indemnity shall include, but not be limited to, any loss, damage, liability, claims, or causes of action under any state or federal consumer credit laws, including but not limited to the Gramm-Leach-Bliley Act, Sarbanes-Oxley, Federal Truth in Lending Act, Equal Credit Opportunity Act and any and all laws or statutes which relate to the operation of the respective websites.

LIMITATION OF LIABILITY
We will not be liable for indirect, special or consequential damages, such as loss of revenue, profits or data, arising from or in connection with this agreement or the program, regardless of whether we were informed or had direct or imputed knowledge of the possibility of direct, special or consequential damages. Your obligations in this provision will survive termination or expiration of this agreement. Except with respect to compensation payment obligations we owe to you, the total aggregate liability relating to this agreement and its operation that we will be liable for is $100.00.

TERM, TERMINATION
The term of this agreement is thirty (30) days from the date of its execution by both parties, and is automatically renewed on a monthly basis until terminated by you or us. We and/or you may terminate this agreement at any time for any reason, for no reason and/or by mutual written agreement between both parties hereto. Upon termination of this agreement all compensation paid to you shall immediately cease. The indemnification and other terms that are necessary after the termination of this agreement shall survive any termination of this agreement.

BINDING AND SOLE AGREEMENT
This agreement shall be binding upon you and us and to any successors and/or assignees. This agreement is the sole agreement between the parties, no prior agreements or understandings shall be effective for any reason. The waiver or failure of either party to exercise any right provided in this agreement shall not be deemed a waiver of any other rights. In the event that any portion of this agreement be declared void, unlawful or unenforceable, that portion shall be deemed stricken from this agreement and the remaining portions of this agreement shall continue in full force and effect. You shall comply with all United States Of America Federal, State, and Local laws.

NO ASSIGNMENT
You will not assign any aspect of this agreement to another person or entity without our prior written consent which will be at our sole discretion.

GOVERNING LAW
This agreement shall be construed and enforced in accordance with, and governed by, the laws of The United States Of America and or the State Of Florida. All causes of action between the parties shall be brought in the appropriate court in Palm Beach County, Florida. In the event of litigation, the prevailing party shall be entitled to recover reasonable attorney fees and costs.

CORRESPONDENCE
All correspondence we send to you, including but not limited to your compensation payments, will be sent to the email address and or the mailing address you provided to us on the Foreclosure.com Revenue Share Program On-Line INTERNET LINK AGREEMENT Registration Form.

DIRECT ALL CORRESPONDENCE REGARDING ForeclosureFreeSearch.com TO:
ForeclosureFreeSearch.com, 2201 NW Corporate Blvd, Boca Raton, FL 33431

Email: support@ffs.cc

ENTIRE AGREEMENT
This agreement is the complete and entire agreement of the contract between you and us regarding this relationship and will not be affected by any prior written or oral agreements or assurances.